Exhibit 10.3

SECURITY AGREEMENT

This Security Agreement (this “Security Agreement”) is dated as of July 1, 2015 by Studioplex City Rentals, LLC, a Nevada limited liability company (the “Borrower”), and is executed and delivered to and in favor of Apple Box Productions, Inc., a Florida corporation (the “Lender”).

NOW, THEREFORE, in consideration of the Indebtedness (as hereinafter defined) of the Borrower to the Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Borrower hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1	Definitions. As used herein, the following terms shall have the following meanings:

a.           Books and Records means all of the Borrower's books and records indicating, summarizing, or evidencing the Collateral, the Indebtedness, and the Borrower's property and business operations as specifically relating to the ownership and operation of the Equipment (as defined below), financial condition; including without limitation, computer runs, invoices, tapes, processing software, processing contracts (such as contracts for computer time and services) and any computer prepared information, tapes, or data of every kind and description, whether in the possession of the Borrower or in the possession of third parties specifically relating to the ownership and operation of the Equipment and the Proceeds.

b.          Collateral means solely the following types or items of property of the Borrower whether now owned or hereafter acquired, and wherever located:

i.           Equipment: All equipment of the Borrower listed on Exhibit A to the Purchase and Sale Agreement (the "Equipment"), including but not limited to the vehicles listed on Exhibit A to the Purchase and Sale Agreement (the “Vehicles”);

ii.           Proceeds: Any and all proceeds of the foregoing and all property which is within the definition of proceeds as it is defined in the Uniform Commercial Code, including without limitation, whatever is received upon the use, lease, sale, exchange, collection, any other utilization or any disposition of any of the foregoing property described in this Section 1.1(b) whether cash or non-cash, all rental or lease payments, substitutions, additions, accessions, replacements, products, and renewals of, to, or for such property and all insurance therefor (collectively, "Proceeds").

c.           Guaranty Agreement means that certain Guaranty Agreement executed by Jake Shapiro in favor of Lender and dated of even date herewith.

d.           Indebtedness means any and all obligations, liabilities, and indebtedness of every kind and description of the Borrower owing to the Lender, whether or not under the Note and whether such debts or obligations are primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, contractual or tortious, arising by operation of law, by overdraft or otherwise, or now or hereafter existing, including, without limitation, principal, interest, fees, late fees, expenses, attorneys' fees and costs, and/or the allocated fees and costs of the Lender incurred in connection with collection of amounts due under the Note, that have been or may hereafter be contracted or incurred; whether recovery upon the Indebtedness may be or hereafter may become barred by any statute of limitations; and whether such Indebtedness may be or hereafter may become otherwise unenforceable.

e.           Intercreditor Agreement shall mean that certain Intercreditor Agreement by and between Loeb Term Solutions, LLC (the “Senior Lender”) and Lender and dated of even date herewith.

f.           Loan Documents shall mean, collectively, (i) the Note and (ii) the Guaranty Agreement.

g.           Note shall mean that certain Promissory Note in the amount of $594,000 executed by Borrower in favor of Lender and dated of even date herewith.

h.           Obligor means the Borrower and each and every maker, endorser, guarantor, or surety of or party obligated for any of the Indebtedness.

i.           Purchase Agreement means that certain Purchase and Sale Agreement by and between Borrower and Lender and dated June 17, 2015.

j.           Uniform Commercial Code means the Uniform Commercial Code, in effect from time to time in the State of Florida.

ARTICLE II

SECURITY INTEREST

In order to secure the due and punctual payment and performance of the Indebtedness, the Borrower hereby grants to the Lender a continuing security interest in and general lien upon its right, title, and interest in the Collateral. If the Borrower has granted any security interest to the Lender in any or all of the Collateral prior to the date of this Security Agreement, this Security Agreement shall be deemed to be a reaffirmation of the previously granted security interest and an amendment and restatement of any previously executed Security Agreement. It is the intention of the Borrower, all Obligors and the Lender that all existing security interests will remain continuously perfected. The security interests granted are granted as security only and shall not subject the Lender to, or in any way affect or modify, any obligation or liability of the Borrower or any other Obligor with respect to any of the Collateral or any transaction which gave rise thereto.

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ARTICLE III

RIGHTS IN CONNECTION WITH COLLATERAL

3.1           Delivery of Documents. At any time and from time to time, upon the demand of the Lender, the Borrower will, at the Borrower's expense:

a.           immediately give, execute, deliver, pledge, endorse, file, and/or record any notice, statement, financing statement, instrument, document, chattel paper, agreement, or other papers that may be necessary or desirable, or that the Lender may reasonably request, in order to create, preserve, perfect, or validate any security interest granted pursuant hereto or intended to be granted hereunder or to enable the Lender to exercise or enforce its rights hereunder or with respect to such security interest; and

b.           keep, stamp, or otherwise mark any and all documents, instruments, chattel paper, and its Books and Records relating to the Collateral in such manner as the Lender may reasonably require.

3.2           Power of Attorney. The Borrower hereby irrevocably appoints the Lender (and any of its attorneys, officers, employees, or agents) as its true and lawful attorney-in-fact, said appointment being coupled with an interest, with full power of substitution, in the name of the Borrower, the Lender, or otherwise, for the sole use and benefit of the Lender in its sole discretion, but at the Borrower's expense, to exercise, to the extent permitted by law, in its name or in the name of the Borrower or otherwise, the powers set forth herein, whether or not any of the Indebtedness is due

(a) to, upon the occurrence of an Event of Default, endorse the name of the Borrower upon any instruments of payment, freight, or express bill, bill of lading, storage, or warehouse receipt relating to the Collateral and to demand, collect, receive payment of, settle, or adjust all or any of the Collateral; (b) to, upon the occurrence of a casualty or Event of Default, correspond and negotiate directly with insurance carriers; and (c) to sign and file one or more financing statements and continuation statements naming the Borrower as Borrower and the Lender as secured party to execute any notice, statement, instruments, agreement, or other paper that the Lender may require to create, preserve, perfect, or validate any security interest granted pursuant hereto or to enable the Lender to exercise or enforce its rights hereunder or with respect to such security interest. Neither the Lender nor its attorneys, officers, employees, or agents shall be liable for any act, omissions, any error in judgment, or mistake in fact in its/their capacity as attorney-in-fact. This power, being coupled with an interest is irrevocable until the Indebtedness has been fully satisfied.

3.3           Security Agreement as Filing Statement. At the Lender's sole option, and without the Borrower's consent, the Lender may file a copy or other reproduction of this Security Agreement or any financing statement executed pursuant hereto as a financing statement in any jurisdiction so permitting. The Lender is expressly authorized to file financing statements without the Borrower's signature.

3.4           Subordination to Senior Lienholder. Lender’s interest in the Collateral is at all times subordinate to the rights of Senior Lender as set forth in the Intercreditor Agreement but senior to the rights and interests of all other persons.

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3.5           Lender's Rights in Collateral. Subject to the rights of Senior Lender, pursuant to the terms of the Intercreditor Agreement, with respect to the Collateral, or any part thereof, the right is expressly granted to the Lender, at its sole discretion:

a.           to transfer or register in the name of itself or its nominee any of the Collateral, and whether or not so transferred or registered, to receive the income and dividends thereon, including stock dividends and rights to subscribe, and to hold the same as a part of the Collateral and/or apply the same to the Indebtedness;

b.           to exchange any of the Collateral for other property upon the reorganization, recapitalization, or other readjustment and in connection therewith, to deposit the Collateral or any part thereof with any nominee or depository upon such terms as the Lender may determine in its sole discretion; and

c.           extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, or refrain from exercising any right against any Collateral.

3.6           Custody of Collateral. With respect to the Collateral, or any part thereof, which at any time may come into that possession, custody, or under the control of the Lender or any of its Affiliates, agents, or correspondents, the Borrower hereby acknowledges and agrees that the Lender's sole duty with respect to the custody, safekeeping, and physical preservation of such Collateral, whether pursuant to Chapter 679 Florida Statutes or otherwise, shall be to deal with it in the same manner as it deals with similar property for its own account.

3.7           Delay in Realizing Upon Collateral. Neither the Lender, nor any of its directors, officers, employees, Affiliates, agents, or correspondents shall be liable for failure to demand, collect, or realize upon any of the Collateral or for any delay in doing so.

ARTICLE IV

REPRESENTATIONS, WARRANTIES, AND COVENANTS

4.1           Representations and Warranties. The Borrower represents and warrants to the Lender, which representations and warranties shall be continuing representations and warranties until all of the Indebtedness is satisfied in full, and covenants with the Lender as follows:

a.           Information Previously Supplied; Place of Business; Locations of Collateral. All information previously provided by the Borrower to the Lender concerning the Collateral is true and correct as of the date hereof. The sole place of business or chief executive office of the Borrower (if the Borrower has more than one place of business) and the location where the Borrower maintains its Books and Records is the address set forth on Schedule 4.3(a) hereof. All other places of business of the Borrower, locations of Collateral, or addresses from which invoices are sent, if any, are at the location(s) hereafter disclosed to the Lender pursuant to Section 4.3(a) hereof;

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b.           Duly Authorized. This Security Agreement and the other Loan Documents have been duly authorized, executed, and delivered, and constitute the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms.

c.           Not in Violation of Law. This Security Agreement and the other Loan Documents do not and will not violate any law, the organizational documents, or bylaws of the Borrower, or any other agreement or instrument to which the Borrower or any of its property may be bound or subject. Neither the Borrower nor the Collateral are in violation of or subject to any existing, pending, or threatened investigation or inquiry pertaining to an alleged violation of any law.

d.           No Consents Required. No consent or approval of any person or entity, or of any public authority, is necessary for the valid execution, delivery, and performance of this Security Agreement, or any other Loan Documents.

e.           Title to the Collateral; Good Repair. The Borrower is or, to the extent that any Collateral will be acquired after the date hereof, will be, the sole owner of the Collateral, holding good and marketable title thereto, and covenants to keep the Collateral free from any lien, security interest, encumbrance, or claim of any person or entity other than the liens and encumbrances of the Senior Lender. The Borrower has the right to grant the security interests created by this Security Agreement. The security interests granted by this Security Agreement constitute second priority perfected security interests in the Collateral, except with respect to the security interest granted in the Vehicles, which constitutes a first priority perfected security interest. The Borrower shall keep the Collateral in good order and repair, reasonable wear and tear excepted, and will not waste or destroy the Collateral or any part thereof.

f.           Insurance. The Borrower shall maintain insurance at all times with respect to the Collateral against the risks of fire, theft, and such other risks as the Lender may require, in an amount of not less than One Million Dollars ($1,000,000), naming Lender as an additional insured, containing such other terms, in such form and amounts, for such periods, and written by such companies as are acceptable to the Lender in its sole discretion. All such policies of insurance shall name the Lender as loss payee and shall provide for not less than thirty (30) days' prior written notice to the Lender of intended cancellation or reduction in coverage. The Borrower shall furnish the Lender with certificates or other evidence satisfactory to the Lender of compliance with the foregoing insurance provisions. The Lender shall have the right (but shall be under no obligation) to pay any of the premiums on such insurance and all such payments shall become part of the Indebtedness and be considered an advance at the highest rate of interest provided for in the Loan Documents. The Borrower expressly authorizes its insurance carriers to pay proceeds of all insurance policies covering all or any part of the Collateral directly to the Lender.

g.           Notice of Interest. If reasonably requested by the Lender, the Borrower shall give notice of the Lender's security interests in the Collateral to any third person with whom the Borrower has any actual or prospective contractual relationship or other business dealings.

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h.           Compliance with Laws. The Borrower is, and shall continue to be, in compliance with all laws, statutes, rules, and regulations of every kind applicable to the Borrower, its business, the Collateral and this Security Agreement and the Loan Documents. The Borrower shall not use the Collateral or any of its property in violation of any law, statute, regulation, or ordinance.

i.           Materially Misleading Statements. No representation, warranty, or statement made herein, or in any certificate or document furnished or to be furnished pursuant hereto or pursuant to any other Loan Document contains or will contain any untrue statement of fact or omits or will omit any fact necessary to make it not misleading.

4.2           Restatement of Representations and Warranties. The Borrower hereby restates each representation and warranty contained in the Purchase Agreement.

4.3           Covenants. The Borrower hereby covenants and agrees that for as long as any Indebtedness is outstanding:

a.           Changes in Location of Chief Executive Office, Residence, Books and Records, Collateral. The Borrower shall provide the Lender with prompt written notice of (i) any intended change in the chief executive office or residence of the Borrower, and/or the office where the Borrower maintains its Books and Records; and (ii) the location or movement of any Collateral to or at an address other than an address specified on Exhibit 4.3(a) attached hereto, all such notices to be received by the Lender at least thirty (30) days prior to the effective date of any such change. Said written notice shall not be required to be given by the Borrower should the Collateral be moved in connection with rentals of the Equipment in the ordinary course of business within the State of Georgia. If any such new location as set forth in subparagraphs (i) and (ii) hereof is on leased or mortgaged premises, the Borrower will furnish the Lender, prior to the effective date of any such change, with landlord's or mortgagee's waivers pertaining to such premises in form and substance satisfactory to the Lender in its sole discretion;

b.           Prompt Payment of Taxes. The Borrower shall promptly pay any and all taxes, assessments, and/or governmental charges upon the Collateral on the dates such taxes, assessments, and/or governmental charges are due and payable, except to the extent that such taxes, assessments, and/or charges are contested in good faith by the Borrower by appropriate proceedings and for which the Borrower is maintaining adequate reserves. Upon request of the Lender, the Borrower shall deliver to the Lender such receipts and other proofs of payment as the Lender may request;

c.           Notice of Adverse Changes, Events of Default, Seizures and Institution of Litigation. The Borrower shall immediately notify the Lender of (i) any adverse change in its business, property, or financial condition, including, without limitation, any loss of or damage to any Collateral; (ii) the occurrence of an Event of Default under this Security Agreement; (iii) any seizure of the Collateral or any claims or alleged claims of third parties to the Collateral; and (iv) the institution of any litigation, arbitration, governmental investigation, or administrative proceedings against or affecting the Borrower or any of the Collateral;

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d.           Disposition of Collateral. The Borrower shall not sell, offer to sell, otherwise assign, or permit the involuntary transfer of, or disposition of the Collateral or any interest therein, without the prior written consent of the Lender; provided, however, Borrower may sell the Vehicles without the prior written consent of the Lender, and all proceeds from such sale(s) shall be payable to Lender and applied to the Initial Payment (as defined in the Note).

e.           Maintenance and Inspection of Books and Records and Equipment. The Borrower shall maintain complete and accurate Books and Records and, with respect to the Collateral, the Borrower shall make all necessary entries therein to reflect the location of its Equipment and the Proceeds therefrom. The Borrower shall permit the Lender and its authorized agents and representatives to have full, complete, and unrestricted access to the Books and Records at all reasonable times to inspect, audit, and make copies of any and all such Books and Records (“Audit”) and, with respect to the Collateral, the Borrower shall permit the Lender and its authorized agents and representatives to inspect any or all of the Equipment at all reasonable times. Seller shall give Buyer reasonable notice of an intended Audit, which shall be conducted at the premises of the Buyer. Seller shall be able to conduct Audits on up to three (3) occasions whilst the Note is outstanding. Upon submission to the Borrower of an invoice therefor, the Borrower will reimburse the Lender for any and all fees and costs related to any inspection and/or Audit by the Lender and its authorized agents and representatives. Upon the request of the Lender, the Borrower shall deliver to the Lender all evidence of ownership in the Collateral, including certificates of title with the Lender's interest appropriately noted on the certificate and if any of the Collateral is located upon land which is the subject of a lease or mortgage, the Borrower shall deliver an agreement of subordination from the landlord or mortgagee providing that any lien of such party shall be subordinate to the security interest of the Lender granted herein. The Lender's rights hereunder shall be enforceable at law or in equity, and the Borrower consents to the entry of judicial orders or injunctions enforcing specific performance of such obligations hereunder.

ARTICLE V

DEFAULT; REMEDIES

5.1           Events of Default. The occurrence of any one of the following shall constitute an event of default ("Event of Default") under this Security Agreement:

a.           Breach Under this Security Agreement. A breach by the Borrower of any term, obligation, provision, covenant, representation, or warranty arising under this Security Agreement; or

b.           Default under Note or other Loan Documents. If any default or any Event of Default shall have occurred under the Purchase Agreement, the Note or any other Loan Document.

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5.2	Remedies.

a.           Rights in General. In addition the remedies of the Lender pursuant to the Note and the other Loan Documents, upon the occurrence of, and following an Event of Default the Lender may, at its option, exercise any and all rights and remedies it has under this Security Agreement, any other Loan Document, and/or applicable law. Borrower shall have ten (10) business days from the Event of Default in order to cure any breach causing the Event of Default (“Cure Period”). Such remedies shall not be exercised by the Lender within the Cure Period or if Borrower has remedied the Event of Default.

b.           Right of Set-off. If any one or more Events of Default shall have occurred, whether or not the Lender shall have made any demand under any of the Loan Documents, and regardless of the adequacy of any Collateral for the Indebtedness or other means of obtaining repayment of the Indebtedness, the Lender shall have the right, without notice to the Borrower or to any other Obligor, and is specifically authorized hereby to setoff against and apply to the then unpaid balance of the Indebtedness any items or funds of the Borrower and/or any Obligor held by the Lender, any and all deposits (whether general or special, time or demand, matured or unmatured) or any other property of the Borrower and/or any Obligor, including, without limitation, securities and/or certificates of deposit, now or hereafter maintained by the Borrower and/or any Obligor for its or their own account with the Lender, and any other indebtedness at any time held or owing by the Lender to or for the credit or the account of the Borrower and/or any Obligor.

c.           Additional Rights and Remedies. In addition to the rights and remedies available to the Lender as set forth above, upon the occurrence of an Event of Default hereunder, or at any time thereafter, the Lender may, at its option, immediately and without notice, do any or all of the following, which rights and remedies are cumulative, may be exercised from time to time, and are in addition to any rights and remedies available to the Lender under any other agreement or instrument by and between any Obligor and the Lender: (i) exercise any and all of the rights and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to require the Borrower to assemble the Collateral and make it available to the Lender at a place reasonably convenient to the parties; (ii) operate, utilize, recondition, and/or refurbish any of the Collateral by any means deemed appropriate by the Lender, in its sole discretion, including, without limitation, converting raw materials and for work-in-process into finished goods; (iii) notify the account Borrowers for any of the Accounts to make payment directly to the Lender, or to such post office box as the Lender may direct and/or exercise all rights with the same force and effect as an absolute owner; or (iv) demand, sue for, collect, or retrieve any money or property at any time payable, receivable on account of, or in exchange for, or make any compromise or settlement deemed desirable with respect to any of the Collateral.

d.           Continuing Enforcement of the Loan Documents. If, after receipt of any payment of all or any part of the Indebtedness or the obligations of the Borrower to the Lender, the Lender is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason, then this Security Agreement and the other Loan Documents shall continue in full force and effect or be reinstated, as the case may be. The provisions of this Paragraph shall survive for one hundred (100) days following the termination of this Security Agreement and the other Loan Documents and shall be and remain effective notwithstanding the payment of the Indebtedness, the cancellation of the Security Agreement or any other Loan Document, the release of any security interest, lien, or encumbrance securing the Indebtedness or any other action which the Lender may have taken in reliance upon its receipt of such payment. The Borrower also agrees to indemnify, defend, and hold harmless the Lender with respect to any and all claims, expenses, demands, losses, costs, fines, or liabilities of any kind (including, without limitation, those involving death or personal injury) arising from or in any way related to any hazardous materials or dangerous environments within, on, from, related to, or affecting any real property owned or occupied by the Borrower.

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ARTICLE VI

MISCELLANEOUS

6.1           Remedies Cumulative; No Waiver. The rights, powers, and remedies of the Lender provided in this Security Agreement and any of the Loan Documents are cumulative and concurrent, and are not exclusive of any right, power, or remedy available to the Lender. No failure or delay on the part of the Lender in the exercise of any right, power, or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy preclude any other or further exercise thereof, or the exercise of any other right, power, or remedy.

6.2           Notices. Notices and communications under this Security Agreement shall be in writing and shall be given by hand-delivery or by nationally-recognized overnight courier, effective upon receipt, to the addresses set forth in the Purchase Agreement. A party may change its address by giving written notice to the other party as specified herein.

6.3           Governing Law. This Security Agreement shall be construed and enforced in accordance with and governed by the substantive laws of the State of Florida without reference to conflict of laws principles.

6.4           Counterparts. This Security Agreement may be executed simultaneously in several counterparts. Each counterpart shall be deemed an original.

6.5           Integration; Amendment. This Security Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof. No amendment of this Security Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto.

6.6           Successors and Assigns. This Security Agreement (a) shall be binding upon the Borrower and the Lender and, where applicable, their respective heirs, executors, administrators, successors, and permitted assigns, and (b) shall inure to the benefit of the Borrower and the Lender and, where applicable, their respective heirs, executors, administrators, successors, and permitted assigns; provided, however, that the Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Lender, and any such assignment or attempted assignment by the Borrower shall be void and of no effect with respect to the Lender. The Lender may from time to time sell or assign, in whole or in part, or grant participations in some or all of the Loan Documents and/or the obligations evidenced thereby. The Borrower authorizes the Lender to provide information concerning the Borrower to any prospective purchaser, assignee, or participant.

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6.7           Severability and Consistency. The illegality, unenforceability, or inconsistency of any provision of this Security Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality, enforceability, or consistency of the remaining provisions of this Security Agreement or any instrument or agreement required hereunder. The Loan Documents are intended to be consistent. However, in the event of any inconsistencies among any of the Loan Documents, such inconsistency shall not affect the validity or enforceability of any Loan Document. The Borrower agrees that in the event of any inconsistency or ambiguity in any of the Loan Documents, the Loan Documents shall not be construed against any one party but shall be interpreted consistent with the Lender's policies and procedures.

6.8           Consent to Jurisdiction and Service of Process. The Borrower irrevocably appoints each and every owner, partner, and/or officer of the Borrower as its attorneys upon whom may be served, by regular or certified mail at the address set forth in the Purchase Agreement, any notice, process, or pleading in any action or proceeding against it arising out of or in connection with this Security Agreement or any of the other Loan Documents. The Borrower hereby consents that (i) any action or proceeding against it may be commenced and maintained in any court within the State of Florida or in any United States District Court in Florida by service of process on any such owner, partner, and/or officer; and (ii) such courts shall have jurisdiction with respect to the subject matter hereof and the person of the Borrower and all Collateral for the Indebtedness. The Borrower agrees that any action brought by the Borrower shall be commenced and maintained only in a court in Duval County, Florida.

6.9           Judicial Proceedings; Waivers. THE BORROWER AND THE LENDER ACKNOWLEDGE AND AGREE THAT (a) ANY SUIT, ACTION, OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY THE BORROWER OR THE LENDER OR ANY SUCCESSOR OR ASSIGN OF THE BORROWER OR THE LENDER, ON OR WITH RESPECT TO THIS SECURITY AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, THE COLLATERAL, OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY, AND EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY; (b) EACH WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION, OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES, OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; AND (c) THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS SECURITY AGREEMENT, AND THE LENDER WOULD NOT EXTEND CREDIT IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS SECURITY AGREEMENT.

SIGNATURE APPEARS ON FOLLOWING PAGE

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IN WITNESS WHEREOF, the Borrower has executed this Security Agreement, on the day and year first above written.

BORROWER:

STUDIOPLEX CITY RENTALS, LLC

By:	Roger Miguel, Chief Executive Officer

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